                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM 8-K


                                CURRENT  REPORT


                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

     Date of Report: (Date of earliest event reported): September 19, 1997
                             (September 15, 1997)


                               GREY WOLF, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



        TEXAS                                 1-8226                                 74-2144774
(STATE OF INCORPORATION)             (COMMISSION FILE NUMBER)             (IRS EMPLOYER IDENTIFICATION NO.)




                        10370 RICHMOND AVENUE, SUITE 600
                           HOUSTON, TEXAS 77042-4136
             (ADDRESS OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)



                                 (713) 435-6100
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)



                              DI INDUSTRIES, INC.
                           450 GEARS ROAD, SUITE 625
                              HOUSTON, TEXAS 77077
         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

ITEM 5.  OTHER EVENTS

A.       CHANGE OF CORPORATE NAME

         On September 18, 1997, DI Industries, Inc., a Texas corporation (the "Company") changed its corporate name to "Grey Wolf, Inc." by the filing with the Secretary of State of Texas of Articles of Amendment to its Articles of Incorporation. No other changes were made to the Company's Articles of Incorporation. The name change was approved by the written consent of more than a majority of the Company's shareholders and was the subject of an Information Statement filed by the Company with the Securities and Exchange Commission pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended, which was mailed to the Company's shareholders on or about August 28, 1997.

         In connection with the Company's change of corporate name, the American Stock Exchange's trading symbol for the Company's common stock, par value $.10 per share, was changed to "GW," effective September 19, 1997.


B. PENDING ACQUISITION OF SUBSTANTIALLY ALL OPERATING ASSETS OF THE JUSTISS DRILLING DIVISION OF JUSTISS OIL COMPANY

GENERAL

         On September 15, 1997, Grey Wolf Drilling Company, a wholly-owned subsidiary of the Company (the "Buyer"), entered into an Asset Purchase Agreement with Justiss Oil Company, Inc., a Louisiana corporation ("Justiss Oil") to acquire substantially all of the operating assets of its Justiss Drilling Division ("Justiss Drilling"). The Asset Purchase Agreement is referred to below as the "Agreement" and the transactions contemplated thereby are collectively referred to as the "Acquisition."

JUSTISS DRILLING

         Justiss Drilling currently operates a fleet of 12 land drilling rigs primarily in Northern Louisiana, Southern Arkansas, and East Texas. The Company currently anticipates that substantially all of Justiss Drilling's rig operating personnel (approximately 300 persons) will be offered continued employment by Grey Wolf Drilling Company following closing of the Acquisition. The executive offices of Justiss Oil are located in Jena, Louisiana.

THE ACQUISITION

         The Agreement provides that the Buyer will acquire substantially all of the operating assets of Justiss Drilling including 12 drilling rigs, drill pipe, inventory, spare parts, equipment, drilling contracts (other than turnkey contracts) and related records. Generally excluded from the assets to be purchased are all cash, cash equivalents, marketable securities, accounts receivable and rights to payments arising prior to the closing date, and turnkey drilling contracts. No real estate or real estate





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leases are included among the assets to be purchased.  The assets to be acquired in the Acquisition are referred to below as the "Assets."

         The gross purchase price for the Assets is presently expected to be $36.0 million, payable in cash. The Agreement provides, however, that if on the closing date of the Acquisition any of Justiss Drilling's rigs are drilling a well pursuant to a turnkey drilling contract (a "Turnkey Rig"), Justiss Drilling will complete the drilling of the turnkey well (retaining any related expenses, revenues, risks and losses for its own account) and the purchase gross purchase price otherwise payable on the closing date of the acquisition will be reduced by an amount allocated by the parties to the Turnkey Rigs.
Upon completion of the drilling of the turnkey well (as certified to the Buyer by Justiss Oil), the Agreement provides that the Turnkey Rig will be conveyed by Justiss Oil to the Buyer for payment to Justiss Oil of the portion of the purchase price previously withheld with respect to the Turnkey Rig.

         As described further below, the Buyer made a $2.0 million deposit into an escrow account with a national banking institution upon execution of the Agreement. The Agreement provides that the escrow deposit (plus any interest or income earned thereon and less any fees and expenses of the escrow agent) will be applied against the total purchase price for the Assets, or will serve as liquidated damages in the event of the Buyer's breach of the Agreement.

         The Company currently expects to fund substantially all of the purchase price for the Acquisition (both at the initial and any deferred closing necessitated by Turnkey Rigs) by borrowing under its $50.0 million revolving credit facility with its commercial banks. No amounts are currently outstanding under the Company's revolving credit facility.

         The Agreement contains certain customary representations and warranties of Justiss Oil with respect to the business conducted by Justiss Drilling. In light of the prior right of the Buyer to inspect the Assets, the Agreement provides that the Assets will be purchased "as is, where is," without representations or warranties by Justiss Oil as to the condition of the Assets.

         The obligation of both the Buyer and Justiss Oil to close the transaction is subject to the conditions that (i) there be no private or governmental action to prevent the closing or obtain damages or other relief with respect to the Acquisition, or any threat of such action, and (ii) the termination or early termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, will have occurred. Additionally, the separate obligations of the Buyer and Justiss Oil to close the Acquisition are each subject to further customary conditions including (i) the continued truth and accuracy of the other party's representations and warranties, (ii) compliance by the other party of its obligations under the Agreement, (iii) satisfaction by each party's legal counsel with certain actions and proceedings required to carry out the Acquisition, and (iv) receipt by each party of certain legal opinions from legal counsel to the other party. The obligation of the Buyer to close the Acquisition is subject to the additional conditions that (i) all permits and approvals from governmental entities that are necessary to own and operate the Assets will have been received, (ii) all consents required for the assignment of Justiss Drilling's contracts to the Buyer will have been received, except as may otherwise be agreed by the parties, (iii) Justiss Drilling's business must have been operated as usual and without entering into any material agreements extending a substantial term beyond the closing date; and (iv) there shall have





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been no material adverse change in the business of Justiss Drilling or the
Assets from the date of the Agreement to the closing. The Buyer's obligation to consummate the Acquisition is not subject to the obtaining of third party financing of the Acquisition.

         With respect to Justiss Drilling employees, the Agreement provides that Justiss Drilling will terminate the employment of substantially all of its rig-based employees on the closing date and that the Buyer will offer employment to all such employees, subject to satisfactory physical and drug screening examinations. The employment so offered is required to be at a compensation level (excluding benefits) at least equal to the current compensation of the employee. Benefits to be extended by the Buyer are required to be equivalent to those of the Buyer's employees in similar positions and with service credit for the number of years employed by Justiss Drilling for all benefit plans in which the period of service is used to determine benefits. The Company currently expects to make offers of employment to all rig-based Justiss employees.

         The Agreement provides that it may be terminated by either party in the event the closing of the Acquisition has not occurred on or before November 1, 1997 if the party so terminating the Agreement did not prevent a timely closing of the Acquisition by its breach of the Agreement. Both parties have agreed to use good faith and all reasonable efforts to satisfy the conditions to closing under the Agreement.

         The previously described $2.0 million escrow deposit by the Buyer will serve as liquidated damages to secure the performance of the Buyers' obligations under the Agreement. The escrow deposit will be nonrefundable to the Buyer unless (i) the conditions precedent to the Buyer's obligations and the mutual conditions precedent to the closing of the Acquisition are not satisfied without the Buyer's fault, or (ii) the Acquisition is not closed by mutual agreement. Justiss Oil's sole remedy for the Buyer's breach of the Agreement will be Justiss Oil's right to retain the deposit

         The foregoing summary description of the Agreement is qualified in its entirety by the text of the Agreement itself which is filed herewith as Exhibit 99.1.

THE ASSETS

         The principal operating assets of Justiss Drilling consist of 12 land drilling rigs and related equipment, inventory and supplies. Certain information regarding the Justiss Drilling rig fleet proposed to be purchased is set forth in the table below:





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
                           JUSTISS DRILLING RIG FLEET

                                                                                  RATED
                                                                                DRILLING
 RIG                                       DRIVE              HORSEPOWER          DEPTH          CURRENT
NUMBER          DRAWWORKS                 SYSTEM                RATING          (IN FEET)         STATUS
------    ---------------------         ----------            ----------        ---------      ------------
  9       Continental-Emsco D-2         Mechanical                    800        12,500          Working

  10      Gardner-Denver 500            Mechanical                    800        10,000          Working

  11      National 80-B                 Mechanical                  1,000        15,000          Working

  27      National 80-B                 Mechanical                  1,000        15,000          Working

  34      Continental-Emsco D-2         Mechanical                    800        12,500          Working

  41      Continental-Emsco D-2         Mechanical                    800        12,500          Working

  42      Brewster N-45                 Mechanical                    450         8,000          Working

  43      Brewster N-45                 Mechanical                    450         8,000          Working

  44      National 80-B                 Mechanical                  1,000        15,000          Working

  46      Continental-Emsco D-2         Mechanical                    800        12,500          Working

  47      Continental Emsco D-1         Mechanical                    550        10,000          Working

  48      Wilson 75                     Mechanical                    900        11,000         Undergoing
                                                                                              Refurbishment





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ITEM 7 Financial Statements and Exhibits

         (c) EXHIBITS

         Exhibit 99.1 Asset Purchase Agreement by and between Justiss Oil Company, Inc. and Grey Wolf Drilling Company dated as of September 15, 1996.


                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 19, 1997


                                        GREY WOLF, INC.
                                        (formerly DI Industries, Inc.)



                                        By:/s/ T. Scott O'Keefe
                                           -------------------------------------
                                           T. Scott O'Keefe, Senior Vice
                                           President and Chief Financial Officer





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

                              INDEX TO EXHIBITS


  EXHIBIT
  NUMBER
  -------
Exhibit 99.1             Asset Purchase Agreement by and between Justiss Oil
                         Company, Inc. and Grey Wolf Drilling Company dated as
                         of September 15, 1996.